EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE         Contact:  John W. Conlon, Chief Financial Officer
---------------------                   (740) 373-3155
January 3, 2003


                       PEOPLES BANCORP INC. ANNOUNCES SALE
                   OF 216,000 COMMON SHARES FOR OVER-ALLOTMENT
                  --------------------------------------------

         MARIETTA, Ohio - Peoples Bancorp Inc. (Nasdaq: PEBO) today announced that Sandler O'Neill & Partners, L.P., as representative of the underwriters of Peoples Bancorp's common stock offering, has completed the exercise of their option to purchase an additional 216,000 common shares of common stock from Peoples Bancorp to cover over-allotments. The common shares were delivered to the underwriters on January 3, 2003. Peoples Bancorp's common shares are listed on the Nasdaq National Market under the symbol "PEBO."
         In other news, Peoples Bancorp also announced it will release 2002 corporate earnings on Tuesday, January 21, 2003, at approximately 1:00 pm, local time. Peoples Bancorp will conduct a conference call to discuss operating results and other relevant information on January 22, 2003, at 3:00 pm local time. The conference call is open to the public; however, management asks that questions be limited to investment analysts, interested members of the media, and shareholders. Members of Peoples Bancorp's executive management will participate in the call.
         Peoples Bancorp, a diversified financial products and services company with $1.4 billion in assets, offers a complete line of banking, investment, insurance, and trust solutions through Peoples Bank, National Association's 45 sales offices and 30 ATMs in Ohio, West Virginia, and Kentucky.
         This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.

                                 END OF RELEASE